UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2024

PALTALK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38717	20-3191847
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

30 Jericho Executive Plaza, Suite 400E Jericho, NY	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 967-5120

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PALT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously announced, on August 11, 2024, Paltalk, Inc. (the “Company”), entered into an Agreement and Plan of Merger (as it may be amended from time to time in accordance with the terms thereof, the “Acquisition Agreement”), by and among the Company, PALT Merger Sub 1, Inc., a New York corporation and a direct and wholly owned subsidiary of the Company, PALT Merger Sub 2, LLC, a Delaware limited liability company and a direct and wholly owned subsidiary of the Company, Newtek Technology Solutions, Inc., a New York corporation (“NTS”), and NewtekOne, Inc., a Maryland corporation and the sole stockholder of NTS, to acquire NTS through a two-step merger process (the “Acquisition”).

Also as previously announced, on November 7, 2024, the Company entered into an Asset Purchase Agreement (the “Divestiture Agreement”), by and among the Company, certain of the Company’s subsidiaries party thereto and Meteor Mobile Holdings, Inc. (“Meteor”), pursuant to which the Company agreed to sell to Meteor the Company’s telecommunications services provider, “Vumber”, as well as its “Paltalk” and “Camfrog” applications and certain assets and liabilities related to such services provider and applications (the “Divestiture”).

Section 5 — Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 30, 2024, the Company held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Acquisition and the Divestiture.

As of the close of business on November 13, 2024, the record date for the Special Meeting, there were 9,236,987 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), excluding shares held by the Company as treasury stock, outstanding and entitled to vote at the Special Meeting. At the Special Meeting, the holders of a total of 5,166,198 shares of Common Stock, representing approximately 56% of the shares of Common Stock outstanding and entitled to vote at the Special Meeting, were present or represented by proxy at the Special Meeting, constituting a quorum.

The following are the final voting results on proposals considered and voted upon at the Special Meeting, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on November 26, 2024 (the “Proxy Statement”).

Proposal 1: To approve, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of an aggregate of 9,000,000 shares of a newly created series of preferred stock, the Series A Non-Voting Common Equivalent Stock of the Company, par value $0.001 per share, in connection with the Acquisition and pursuant to the Acquisition Agreement.

Votes Cast For	Votes Cast Against	Abstentions
5,110,567	50,125	5,506

Proposal 2: To approve the Divestiture pursuant to the Divestiture Agreement, which may be deemed to be a sale of substantially all of the Company’s assets under Section 271 of the Delaware General Corporation Law, as amended.

Votes Cast For	Votes Cast Against	Abstentions
5,149,736	12,460	4,002

Proposal 3: To approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Acquisition and the Divestiture.

Votes Cast For	Votes Cast Against	Abstentions
4,961,757	81,975	122,466

Each of the proposals acted upon by the Company’s stockholders at the Special Meeting received a sufficient number of votes to be approved. The Company’s stockholders did not vote on the proposal to adjourn the Special Meeting to a later date or time because such adjournment was not necessary. No other matters were submitted to or voted on by the Company’s stockholders at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2024

PALTALK, INC.

By:	/s/ Jason Katz
Jason Katz
Chief Executive Officer

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